UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 7, 2016

Xcerra Corporation

(Exact Name of Registrant as Specified in its Charter)

Massachusetts	000-10761	04-2594045
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

825 University Avenue, Norwood, MA	02062
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: 781-461-1000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

Xcerra Corporation (the “Company”) held its annual meeting of the shareholders on December 7, 2016 (the “2016 Annual Meeting”). At the 2016 Annual Meeting, the shareholders voted on the following proposals:

1. To elect the two nominees listed below to the Company’s Board of Directors to serve as Class III Directors for three-year terms expiring at the 2019 annual meeting of shareholders. Each nominee for director was elected by a vote of the shareholders as follows:

	For	Against	Abstain	Broker Non-Votes
Mark S. Ain	33,620,133	4,453,550	144,773	6,158,236
Jorge L. Titinger	33,973,735	4,100,043	144,678	6,158,236

Following the 2016 Annual Meeting, David G. Tacelli and Bruce R. Wright, currently serving as Class I Directors and having three-year term expiring at the 2017 annual meeting of the shareholders, and Roger W. Blethen and Roger J. Maggs, currently serving as Class II Directors and having three-year term expiring at the 2018 annual meeting of the shareholders, continued in office.

2. To approve a non-binding, advisory vote on the compensation of the Company’s named executive officers as disclosed in the Company’s proxy statement for the 2016 Annual Meeting, including the disclosures under the heading “Compensation Discussion and Analysis,” the compensation tables, and any related materials included in such proxy statement. The proposal was approved by a vote of the shareholders as follows:

For:	36,262,477
Against:	1,398,765
Abstain:	577,214
Broker Non-Votes:	6,158,236

3. To approve the Third Amended and Restated Xcerra Employee Stock Purchase Plan. The tabulation of the votes cast with respect to this proposal at the 2016 Annual Meeting is set forth below:

For:	37,466,105
Against:	726,219
Abstain:	26,132
Broker Non-Votes:	6,158,236

4. To ratify the appointment of BDO USA, LLP as the independent registered public accounting firm for the Company for the fiscal year ending July 31, 2017. The proposal was approved by a vote of the shareholders as follows:

For:	44,125,569
Against:	171,480
Abstain:	79,643

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

XCERRA Corporation

Date: December 9, 2016	By:	/s/ Mark J. Gallenberger
Mark J. Gallenberger
Sr. Vice President, Chief Operating Officer and Chief Financial Officer